Exhibit 32.2



                       CERTIFICATION PURSUANT TO
                         18 U.S.C. SECTION 1350,
                         AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Funding III, L.P.
(the "Partnership") for the period ended December 26, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas W. Perry, Chief Accounting Officer and Controller of Merrill Lynch & Co., Inc., the General Partner of the Partnership, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

                       MERRILL LYNCH PREFERRED FUNDING III, L.P.

                       By:     MERRILL LYNCH & CO., INC., as General Partner


                       By:     /s/ THOMAS W. PERRY
                              -----------------------------------------
                           Name:   Thomas W. Perry*
                           Title:  Chief Accounting Officer and Controller



Dated: March 26, 2009
-----------------------
* Thomas W. Perry functions as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Partnership for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.